UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 25, 2015

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.
As previously disclosed, the Audit Committee of the Board of Directors of Ashford Hospitality Trust, Inc. (the “Company”) approved the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm, effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015 (the “Quarterly Report”).

The Company filed its Quarterly Report on November 9, 2015, at which time Ernst & Young LLP (“EY”) concluded its services as the Company’s independent registered public accounting firm. After the Company filed the Quarterly Report on November 9, 2015, BDO commenced its services as the Company’s independent registered public accounting firm.

The reports of EY on the Company’s consolidated financial statements for the fiscal years ended December 31, 2014 and 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's consolidated financial statements for the fiscal years ended December 31, 2014 and 2013, and in connection with EY’s reviews of the Quarterly Reports through November 9, 2015, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended December 31, 2014 and 2013, or through the filing of the Quarterly Report on November 9, 2015.

The Company has provided a copy of the foregoing disclosures to EY and requested that EY furnish it with a letter addressed to the Securities and Exchange Commission stating whether EY agrees with the above statements. A copy of EY’s letter, dated November 13, 2015, is filed as Exhibit 16.1 to this Form 8-K/A.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits
Exhibit Number        Description

16.1    Letter of Ernst & Young LLP dated November 13, 2015

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2015

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel